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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 7, 2007


                            HINES HORTICULTURE, INC.
                            ------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE               000-24439      33-0803204
      -------------------------------------------------------------------
      (STATE OR OTHER             (COMMISSION FILE   (IRS EMPLOYER
      JURISDICTION OF             NUMBER)            IDENTIFICATION NO.)
      INCORPORATION)

                  12621 JEFFREY ROAD, IRVINE, CALIFORNIA 92620
                  --------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 559-4444


                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL INSTRUCTION A.2. BELOW):

( ) WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17
    CFR 230.425)
( ) SOLICITING MATERIAL PURSUANT TO RULE 14A-12 UNDER THE EXCHANGE ACT (17 CFR
    240.14A-12)
( ) PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14D-2(B) UNDER THE
    EXCHANGE ACT (17 CFR 240.14D-2(B))
( ) PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13E-4(C) UNDER THE
    EXCHANGE ACT (17 CFR 240.13E-4(C))

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ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed in Hines Horticulture, Inc.'s (the "Company") Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2007 (the "Previous Form 8-K"), Hines Nurseries, Inc., a California corporation and subsidiary of the Company ("Hines Nurseries"), entered into a commercial contract (the "Contract") with F & J Farms, LLC, a Florida limited liability company ("F&J"), to sell F&J approximately 79 acres of land located in the Miami, Florida area for an anticipated sales price of approximately $7.9 million. The description of the Contract contained in the Previous Form 8-K is incorporated herein by reference.

On February 7, 2007, F&J delivered written notice to the Company exercising its right to terminate the Contract during the inspection period pursuant to the terms of the Contract.

There are no material relationships, other than with respect to the Contract, between the Company, Hines Nurseries or their respective directors, officers (or any associate of any such director or officer) or affiliates on the one side and F&J or its officers, directors (or any associate of any such director or officer) or affiliates on the other side.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2007             HINES HORTICULTURE, INC.



                               By:  /S/ CLAUDIA M. PIEROPAN
                                    -----------------------
                                    Claudia M. Pieropan
                                    Chief Financial Officer, Secretary and
                                    Treasurer
                                    (principal financial and accounting officer)